                                                                     Exhibit T3C



================================================================================




                               GALAXY CABLE INC.,

                                   as Company

                        THE BANK OF NEW YORK, as Trustee

                             -----------------------


                                    INDENTURE




                          Dated as of March [__], 2002

                             -----------------------


                                   $40,000,000


                12% Senior Subordinated Notes due October 1, 2006




================================================================================

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of March [__], 2002

           Trust Indenture                                                       Indenture
            Act Section                                                          Section
  -----------------------------------                                     ---------------------------
ss. 310              (a)(1)           .................................   6.09
                     (a)(2)           .................................   6.09
                     (a)(3)           .................................   Not Applicable
                     (a)(4)           .................................   Not Applicable
                     (a)(5)           .................................   6.09
                     (b)              .................................   6.08, 6.10
                     (c)              .................................   Not Applicable
ss. 311              (a)              .................................   6.13
                     (b)              .................................   6.13
                     (c)              .................................   Not Applicable
ss. 312              (a)              .................................   7.01
                     (b)              .................................   7.02
                     (c)              .................................   7.02
ss. 313              (a)              .................................   7.03
                     (b)              .................................   7.03
                     (c)              .................................   7.03
                     (d)              .................................   7.03
ss. 314              (a)              .................................   7.04
                     (a)(4)           .................................   10.08
                     (b)              .................................   1.20(b)
                     (c)(1)           .................................   1.04, 4.04
                                                                          13.01(c)
                     (c)(2)           .................................   1.04, 4.04
                                                                          13.01(c)
                     (c)(3)           .................................   Not Applicable
                     (d)              .................................   1.20(b)
                     (e)              .................................   1.04
ss. 315              (a)              .................................   6.01(a)
                     (b)              .................................   6.02
                     (c)              .................................   6.01(b)
                     (d)              .................................   6.01(c)
                     (e)              .................................   5.14
ss. 316              (a) last
                     Sentence         .................................   1.01
                     (a)(1)(A)        .................................   5.12, 5.13
                     (a)(1)(B)        .................................   5.13
                     (a)(2)           .................................   Not Applicable
                     (b)              .................................   5.08
                     (c)              .................................   9.04
ss. 317              (a)(1)           .................................   5.03
                     (a)(2)           .................................   5.04
                     (b)              .................................   10.03
ss. 318              (a)              .................................   1.08
---------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
PARTIES...........................................................................................................1


RECITALS..........................................................................................................1



                                                               ARTICLE ONE

                                         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.        Definitions..................................................................................1
Section 1.02.        Other Definitions...........................................................................13
Section 1.03.        Rules of Construction.......................................................................13
Section 1.04.        Form of Documents Delivered to Trustee......................................................14
Section 1.05.        Acts of Holders.............................................................................15
Section 1.06.        Notices, etc., to the Trustee and the Company...............................................15
Section 1.07.        Notice to Holders; Waiver...................................................................16
Section 1.08.        Conflict with Trust Indenture Act...........................................................16
Section 1.09.        Effect of Headings and Table of Contents....................................................17
Section 1.10.        Successors and Assigns......................................................................17
Section 1.11.        Separability Clause.........................................................................17
Section 1.12.        Benefits of Indenture.......................................................................17
Section 1.13.        Governing Law...............................................................................17
Section 1.14.        No Recourse Against Others..................................................................17
Section 1.15.        Independence of Covenants...................................................................17
Section 1.16.        Exhibits....................................................................................18
Section 1.17.        Counterparts................................................................................18
Section 1.18.        Duplicate Originals.........................................................................18
Section 1.19.        Incorporation by Reference of TIA...........................................................18
Section 1.20.        Security....................................................................................18


                                                               ARTICLE TWO

                                                             SECURITY FORMS

Section 2.01.        Forms Generally.............................................................................20
Section 2.02.        Form of Face of Notes.......................................................................20
Section 2.03.        Form of Reverse of Note.....................................................................22
Section 2.04.        Form of Trustee's Certificate of Authentication.............................................26

---------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                                                               Page
                                                            ARTICLE THREE

                                                              THE NOTES

Section 3.01.        Title and Terms.............................................................................27
Section 3.02.        Denominations...............................................................................27
Section 3.03.        Execution, Authentication, Delivery and Dating..............................................27
Section 3.04.        Temporary Notes.............................................................................29
Section 3.05.        Registration, Registration of Transfer and Exchange.........................................29
Section 3.06.        Mutilated, Destroyed, Lost and Stolen Notes.................................................30
Section 3.07.        Intentionally Omitted.......................................................................31
Section 3.08.        Persons Deemed Owners.......................................................................31
Section 3.09.        Cancellation................................................................................31
Section 3.10.        Computation of Interest.....................................................................31
Section 3.11.        Legal Holidays..............................................................................31
Section 3.12.        CUSIP Number................................................................................32


                                                             ARTICLE FOUR

                                                  DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.        Company's Option to Effect Defeasance or Covenant Defeasance................................32
Section 4.02.        Defeasance and Discharge....................................................................32
Section 4.03.        Covenant Defeasance.........................................................................32
Section 4.04.        Conditions to Defeasance or Covenant Defeasance.............................................33
Section 4.05.        Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
                         Miscellaneous Provisions................................................................35
Section 4.06.        Reinstatement...............................................................................35


                                                            ARTICLE FIVE

                                                              REMEDIES

Section 5.01.        Events of Default...........................................................................36
Section 5.02.        Acceleration of Maturity; Rescission and Annulment..........................................37
Section 5.03.        Collection of Indebtedness and Suits for Enforcement by Trustee.............................38
Section 5.04.        Trustee May File Proofs of Claims...........................................................39
Section 5.05.        Trustee May Enforce Claims Without Possession of Notes......................................40
Section 5.06.        Application of Money Collected..............................................................40
Section 5.07.        Limitation on Suits.........................................................................40
Section 5.08.        Unconditional Right of Holders to Receive Principal, Premium and Interest...................41
Section 5.09.        Restoration of Rights and Remedies..........................................................41

                                                                                                               Page
Section 5.10.        Rights and Remedies Cumulative..............................................................42
Section 5.11.        Delay or Omission Not Waiver................................................................42
Section 5.12.        Control by Majority.........................................................................42
Section 5.13.        Waiver of Past Defaults.....................................................................42
Section 5.14.        Undertaking for Costs.......................................................................43
Section 5.15.        Waiver of Stay, Extension or Usury Laws.....................................................43
Section 5.16.        Unconditional Right of Holders to Institute Certain Suits...................................43


                                                             ARTICLE SIX

                                                             THE TRUSTEE

Section 6.01.        Certain Duties and Responsibilities.........................................................43
Section 6.02.        Notice of Defaults..........................................................................44
Section 6.03.        Certain Rights of Trustee...................................................................44
Section 6.04.        Trustee Not Responsible for Recitals, Dispositions of Notes or Application
                         of Proceeds Thereof.....................................................................46
Section 6.05.        Trustee and Agents May Hold Notes; Collections; etc.........................................46
Section 6.06.        Money Held in Trust.........................................................................46
Section 6.07.        Compensation and Indemnification of Trustee and Its Prior Claim.............................47
Section 6.08.        Conflicting Interests.......................................................................47
Section 6.09.        Corporate Trustee Required; Eligibility.....................................................47
Section 6.10.        Resignation and Removal; Appointment of Successor Trustee...................................48
Section 6.11.        Acceptance of Appointment by Successor......................................................49
Section 6.12.        Successor Trustee by Merger, etc............................................................50
Section 6.13.        Preferential Collection of Claims Against Company...........................................50


                                                            ARTICLE SEVEN

                                          HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.        Preservation of Information; Company To Furnish Trustee Names and
                         Addresses of Holders....................................................................50
Section 7.02.        Communications of Holders...................................................................51
Section 7.03.        Reports by Trustee..........................................................................51
Section 7.04.        Reports by Company..........................................................................51


                                                           ARTICLE EIGHT

                                                       SUCCESSOR CORPORATION

Section 8.01.        When Company May Merge, etc.................................................................51
Section 8.02.        Successor Substituted.......................................................................52

                                                                                                               Page
                                                               ARTICLE NINE

                                                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.        Without Consent of Holders..................................................................53
Section 9.02.        With Consent of Holders.....................................................................53
Section 9.03.        Compliance with Trust Indenture Act.........................................................54
Section 9.04.        Revocation and Effect of Consents...........................................................55
Section 9.05.        Notation on or Exchange of Notes............................................................55
Section 9.06.        Trustee May Sign Amendments, etc............................................................55


                                                             ARTICLE TEN

                                                              COVENANTS

Section 10.01.       Payment of Principal, Premium and Interest..................................................56
Section 10.02.       Maintenance of Office or Agency.............................................................56
Section 10.03.       Money for Note Payments to Be Held in Trust.................................................56
Section 10.04.       Corporate Existence.........................................................................57
Section 10.05.       Payment of Taxes and Other Claims...........................................................58
Section 10.06.       Maintenance of Properties...................................................................58
Section 10.07.       Insurance...................................................................................58
Section 10.08.       Compliance Certificate......................................................................58
Section 10.09.       Reports and Other Information...............................................................59
Section 10.10.       Intentionally Omitted.......................................................................60
Section 10.11.       Limitations on Indebtedness.................................................................60
Section 10.12.       Intentionally Omitted.......................................................................61
Section 10.13.       Limitations on Transactions with Affiliates.................................................61
Section 10.14.       Disposition of Proceeds of Asset Sales......................................................61
Section 10.15.       Change of Control...........................................................................62
Section 10.16.       Limitations on Liens........................................................................64
Section 10.17.       Intentionally Omitted.......................................................................64
Section 10.18.       Limitation on Transfers of Assets to Subsidiaries...........................................64


                                                            ARTICLE ELEVEN

                                                          REDEMPTION OF NOTES

Section 11.01.       Optional Redemption.........................................................................65
Section 11.02.       Applicability of Article....................................................................65
Section 11.03.       Election to Redeem; Notice to Trustee.......................................................65
Section 11.04.       Selection by Trustee of Notes to Be Redeemed................................................65
Section 11.05.       Notice of Redemption........................................................................65
Section 11.06.       Deposit of Redemption Price.................................................................66
Section 11.07.       Notes Payable on Redemption Date............................................................67

                                                                                                               Page
Section 11.08.       Notes Redeemed or Purchased in Part.........................................................67


                                                           ARTICLE TWELVE

                                                            SUBORDINATION

Section 12.01.       Agreement to Subordinate....................................................................67
Section 12.02.       Certain Definitions.........................................................................68
Section 12.03.       Liquidation; Dissolution; Bankruptcy........................................................68
Section 12.04.       Default on Designated Senior Indebtedness...................................................69
Section 12.05.       Acceleration of Notes.......................................................................70
Section 12.06.       When Distribution Must Be Paid Over.........................................................70
Section 12.07.       Notice by the Company.......................................................................71
Section 12.08.       Subrogation.................................................................................71
Section 12.09.       Relative Rights.............................................................................71
Section 12.10.       Subordination May Not Be Impaired by the Company............................................72
Section 12.11.       Distribution or Notice to Representative....................................................72
Section 12.12.       Rights of Trustee and Paying Agent..........................................................72
Section 12.13.       Authorization to Effect Subordination.......................................................72
Section 12.14.       Amendments..................................................................................72


                                                          ARTICLE THIRTEEN

                                                     SATISFACTION AND DISCHARGE

Section 13.01.       Satisfaction and Discharge of Indenture.....................................................73
Section 13.02.       Application of Trust Money..................................................................74

TESTIMONIUM......................................................................................................75


SIGNATURES.......................................................................................................75


EXHIBIT A - FORM OF INTERCREDITOR AGREEMENT

                  INDENTURE, dated as of March [___], 2002 by and among GALAXY CABLE INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, as trustee (the "Trustee", which term includes any successor Trustee under this Indenture).

                                    RECITALS

                  The issuance by the Company of an issue of 12% Senior Subordinated Notes due October 1, 2006 (the "Notes"), of substantially the tenor and amount hereinafter set forth, has been authorized pursuant to a chapter 11 plan of reorganization in the chapter 11 case captioned In re Galaxy Telecom, L.P. et. al, case number 01-52107-399, confirmed by order of the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, on December 11, 2001, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. Pursuant to such plan and order, the Company has duly authorized the creation of Liens to secure the Notes, and to provide therefor the Company has duly authorized the execution and delivery of the Collateral Documents to which it is a party.

                  All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligation of the Company and to make this Indenture a valid agreement of the Company, in accordance with the terms hereof.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.01. Definitions.

                  "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Restricted Subsidiary.

                  "Additional Principal Amount" shall have the meaning specified in Section 3.01.

                  "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition to any person other than the Company or any of its wholly-owned Subsidiaries, in one transaction or a series of related transactions, of (i) any Equity Interest of any of its Subsidiaries, (ii) any material license, franchise or other authorization of the Company or any of its Subsidiaries, (iii) any assets of the Company or any of its Subsidiaries which constitute substantially all of an operating unit or line of business of the Company and its Subsidiaries or (iv) any other property or asset of the Company or any of its Subsidiaries outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company that is governed by Article Eight, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any of its Subsidiaries, as the case may be, and
(iii) for purposes of Section 10.14, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions involving assets with a Fair Market Value not in excess of $500,000.

                  "Bankruptcy Law" means Title 11 of the United States Code or any similar United States federal or state law relating to, bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  "Board of Directors" means the board of directors of the Company, or any authorized committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Bulk Account" means an agreement between the Company or any of its wholly-owned Subsidiaries and the owner of a multiple residential dwelling or other property for the provision of cable service at a discounted or bulk rate to such multiple residential dwelling or other property.

                  "Bulk Subscriber" means a cable service subscriber which (a) is a part of a multiple residential dwelling or other property which has entered into a Bulk Account with the Company or any of its wholly-owned Subsidiaries and
(b) is connected to and is served or capable of being served by the systems pursuant to such Bulk Account.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, State of New York or the City of St. Louis, State of Missouri are authorized or obligated by law, regulation or executive order to close.

                  "Capitalized Lease Obligation" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet for such Person as determined in accordance with GAAP.

                  "Cash Equivalents" means (A) any security maturing not more than six months after date of acquisition issued by the United States of America or any instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, time deposit, money market account or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency ("Moody's"), or "A-1" (or higher) according to Standard & Poor's Rating Group, a division of McGraw-Hill Corporation, or any successor rating agency or any successor rating agency ("S&P") and (C) commercial paper, maturing not more than three months after the date of acquisition, issued by any corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-l" (or higher) according to Moody's, or any successor rating agency, or "A-1" (or higher) according to S&P.

                  "Change of Control" means the occurrence of any of the following events after the date hereof: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Interests of the Company; provided, however, that the transfer of direct or indirect ownership of 50% or more of the Voting Interests of the Company by a person or group who held such Voting Interests on the Issue Date, or by a direct or indirect transferee of such person or group (such person or group, or transferee, a "Permitted Holder"), in one or a series of related transactions shall not be deemed to give rise to a Change of Control, or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Interests of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Interests of the Company are converted into or exchanged for Voting Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation and, immediately after such transaction, the holders of the Voting Interests of the Company own, directly or indirectly, more than 50% of the total Voting Interests of the surviving or transferee corporation.

                  "Collateral" shall have the meaning set forth in the Intercreditor Agreement.

                  "Collateral Agent" shall have the meaning set forth in the Intercreditor Agreement.

                  "Collateral Documents" means the Security Agreement, the Pledge Agreement, and any other documents, instruments or agreements delivered by the Company or any other Person in order to grant or perfect liens on any assets of such Person as security for the obligations under the Notes or this Indenture.

                  "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                  "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an officer of the Company.

                  "Consolidated Net Worth" with respect to any Person means the equity of the holders of Equity Interests of such person and its Subsidiaries (excluding any Disqualified Equity Interests), as determined on a consolidated basis and in accordance with GAAP.

                  "Consolidation" means, with respect to the Company, the consolidation of the accounts of its Subsidiaries with those of the Company, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

                  "Control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21W, New York, NY 10286, Attn: Corporate Trust Administration.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

                  "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

                  "Default" means any event that is or with the passing of time or giving of notice or both would be an Event of Default.

                  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

                  "Eligible Bulk Account" means a Bulk Account: (i) for which at least one regular monthly payment in addition to any initial deposits has been paid; (ii) which account is not more than 90 days past due in an amount greater than $100.00 and (iii) for which a notice requesting termination of service has not been received unless all payments continue to be made with respect to such account.

                  "Eligible Retail Subscriber" means a retail subscriber: (i) who has to pay for the right to receive basic service over the Company or any of its wholly-owned Subsidiaries' cable television system at such Person's standard non-discounted rate applicable for the system in which the subscriber is located (except for introductory and promotional discounts consistent with such Person's marketing and sales); (ii) who has paid at least one regular monthly payment in addition to any initial deposits; (iii) whose account is not more than 60 days past due in an amount greater than $10.00; and (iv) who has not requested disconnection except relating to a transfer of service within the system.

                  "Eligible Subscriber Base" means for all of the systems owned by the Company or any of its wholly-owned Subsidiaries, the aggregate number of
(a) Eligible Retail Subscribers plus (b) Equivalent Eligible Subscribers.

                  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

                  "Equivalent Eligible Subscribers" means, for any system, the number obtained by dividing (x) the aggregate monthly basic bulk revenues derived from Eligible Bulk Accounts serviced by such system by (y) the Company or any of its wholly-owned Subsidiaries' non-discounted monthly rate for basic service applicable to Eligible Retail Subscribers in such system.

                  "Event of Default" shall have the meaning specified in Section 5.01.

                  "Exchange Act" means the Notes Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

                  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

                  "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other person to achieve certain levels of operating results.

                  "Holder" or "Noteholder" means a person in whose name a Note is registered in the Note Register.

                  "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for, relating to, or resulting from borrowed money or funded debt (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property; (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; (iii) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or
(iii). For purposes of Section 10.11, in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

                  "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of the date hereof among Fleet National Bank in its capacity as agent for the Senior Lenders (as defined in the Intercreditor Agreement) and Collateral Agent, and the Trustee in its capacity as trustee and on behalf of the Holders, substantially in the form of Exhibit A hereto, as from time to time amended, extended, modified or replaced in accordance with the terms hereof.

                  "Interest Payment Date" means, when used with respect to any Note, the last Business Day in each of March, June, September and December of each year.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Interested Person" shall have the meaning specified in
Section 10.13.

                  "Issue Date" means the date of first issuance of the Notes under the Indenture.

                  "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

                  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of the direct costs relating to such Asset Sale (including, without limitation, legal accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve or adjustment in respect of the sale price of such asset or assets.

                  "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 3.05.

                  "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, a Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or the Trustee, and who shall be acceptable to the Trustee.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                           (i) Notes theretofore cancelled by the Trustee or
                  delivered to the Trustee for cancellation;

                           (ii) Notes, or portions thereof, for whose payment or
                  redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                           (iii) Notes with respect to which the Company has
                  effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

                           (iv) Notes in exchange for or in lieu of which other
                  Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded and except that for purposes of this proviso a Permitted Holder shall not be considered an Affiliate of the Company. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor.

                  "Paying Agent" means any Person authorized by the Company to pay the principal, premium, if any, or interest on any Notes on behalf of the Company.

                  "Permitted Holder" shall have the meaning given in the definition of Change of Control.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (a) Indebtedness under the Notes and this Indenture;

                  (b) Indebtedness and Disqualified Equity Interests of the Company and its Subsidiaries outstanding on the Issue Date;

                  (c) Indebtedness under the Term Loan (which, only for the purposes of any refinancing, renewal, replacement or amendment thereof, shall be subject to the limitation on Senior Indebtedness in Section 10.11(b));

                  (d) (x) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a wholly-owned Subsidiary and (y) Indebtedness of the Company owed to and held by any wholly-owned Subsidiary; provided, that an incurrence of Indebtedness shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or a Subsidiary referred to in this clause
         (d) to a Person (other than the Company or a wholly-owned Subsidiary) or (ii) any sale or other disposition of Equity Interests of a Subsidiary which holds indebtedness of the Company or another Subsidiary such that such Subsidiary ceases to be a wholly-owned Subsidiary;

                  (e) Interest Rate Protection Obligations of the Company or any of its Subsidiaries relating to Indebtedness of the Company or such Subsidiary, as the case may be (which indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under Section 10.11); provided, the notional principal amount of such Interest Rate Protection obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (f) Indebtedness of the Company or any Subsidiary under Currency Agreements relating to (x) Indebtedness of the Company or such Subsidiary of the Company and/or (y) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Subsidiary; provided, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (g) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any Subsidiary which do not exceed $5 million in the aggregate at any one time outstanding;

                  (h) Indebtedness or Disqualified Equity Interests of the Company or any Subsidiary to the extent representing a replacement, renewal, refinancing or extension of outstanding Indebtedness or Disqualified Equity Interests of the Company or any Subsidiary incurred pursuant to clause (a) or (b) of this definition, provided, that (i) Indebtedness or Disqualified Equity Interests of the Company may not be replaced, renewed, refinanced or extended under this clause (h) with Indebtedness or Disqualified Equity Interests of any Subsidiary, (ii) any such replacement, renewal, refinancing or extension (x) shall not require any scheduled payment of principal or mandatory redemption prior to the Stated Maturity of such Indebtedness as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness or Disqualified Equity Interests provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith and (iii) Subordinated Indebtedness or Disqualified Equity Interests may only be refinanced, replaced, renewed or extended with Subordinated Indebtedness or Disqualified Equity Interests; and

                  (i) Subordinated Indebtedness.

                  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (e) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries; (f) Liens securing Capitalized Lease Obligations to the extent relating to property and assets subject to the applicable lease; (g) Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations; (h) Liens in favor of the Trustee on behalf of the holders of the Notes including, without limitation, Liens created pursuant to the Collateral Documents; and (i) Liens in favor of Fleet Bank, N.A, as agent, granted by the Company in connection with the Term Loan.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledge Agreement" means that certain Pledge Agreement dated as of the date hereof by and between the Collateral Agent and the Company (as the same may be amended or restated from time to time).

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Equity Interest" in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or its Subsidiaries incurred in connection with the purchase of property or assets for use in the business of the Company and its Subsidiaries.

                  "Redemption Date" means, with respect to any Note to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.

                  "Redemption Price" means, with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

                  "Reorganization Notes" shall mean securities of the Company as recognized or readjusted or securities of the Company or any other Person provided for by a plan of reorganization or readjustment that are subordinated, to at least the same extent as the Notes, to the payment of all Senior Indebtedness (including any securities issued in exchange for Senior Indebtedness) that will be outstanding after giving effect to such plan of reorganization or readjustment, so long as (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date hereof, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date hereof (or the Senior Indebtedness, after giving effect to such plan of reorganization or readjustment) and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by such plan of reorganization or readjustment).

                  "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means that certain Security Agreement dated as of the date hereof by and between the Collateral Agent and the Company (as the same may be amended or restated from time to time).

                  "Stated Maturity" means, when used with respect to any Note, the date specified in such Note as the fixed date on which any principal of such
Note is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Voting Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of Voting Interests are at the time, directly or indirectly, owned by such Person.

                  "Term Loan" means that certain Loan Agreement, dated as of March [__], 2002 (as amended from time to time), among the Company, as borrower, Fleet National Bank, as agent, and the financial institutions party thereto from time to time as lenders, including any refinancing, renewal, replacement, defeasance or refunding thereof, whether or not such refinancing, renewal, replacement, defeasance or refunding is for an aggregate principal amount that is greater than, equal to or less than the obligations so refinanced.

                  "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and its Subsidiaries outstanding as of the date of determination.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  "Voting Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the board of directors or other governing body of such corporation or Person.

                  Section 1.02. Other Definitions.

                                                                                                Defined in
                  Term                                                                           Section
                  ----                                                                           -------
                  "Act"                                                                             1.05
                  "Affiliate Transaction"                                                          10.13
                  "Asset Sale Offer"                                                               10.14
                  "Asset Sale Offer Price"                                                         10.14
                  "Asset Sale Purchase Date"                                                       10.14
                  "Change of Control Date"                                                         10.15
                  "Change of Control Offer"                                                        10.15
                  "Change of Control Purchase Date"                                                10.15
                  "Change of Control Purchase Price"                                               10.15
                  "covenant defeasance"                                                             4.03
                  "defeasance"                                                                      4.02
                  "Defeased Notes"                                                                  4.01
                  "Designated Senior indebtedness"                                                 12.02
                  "Nonpayment Default"                                                             12.04
                  "Note Register"                                                                   3.05
                  "Notice of Default"                                                               5.01
                  "Payment Blockage Period"                                                        12.04
                  "Representative"                                                                 12.02
                  "Senior Indebtedness"                                                            12.02

                  Section 1.03. Rules of Construction.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

                  (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation"; and

                  (g) any reference to a Section or Article refers to such Section or Article of this Indenture.

                  Section 1.04. Form of Documents Delivered to Trustee.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with Section 314(c) of the Trust Indenture Act.

                  Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the person making such certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

                  Section 1.05. Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the Note
         Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  Section 1.06. Notices, etc., to the Trustee and the Company.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at

         101 Barclay Street, Floor 21W, New York, NY 10286, Attn: Corporate Trust Administration, or at any other address previously furnished in writing to the Holders and the Company by the Trustee or at the office of any drop agent specified to the Holders and the Company from time to time; and

                  (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company, c/o Galaxy Cable Inc., addressed to it at 1220 North Main Street, Sikeston, Missouri 63801, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

                  Section 1.07. Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Section 1.08. Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

                  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                  Section 1.09. Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.10. Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

                  Section 1.11. Separability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 1.12. Benefits of Indenture.

                  Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 1.13. GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

                  Section 1.14. No Recourse Against Others.

                  No director, officer or employee of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture. Each holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

                  Section 1.15. Independence of Covenants.

                  All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  Section 1.16. Exhibits.

                  All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

                  Section 1.17. Counterparts.

                  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 1.18. Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 1.19. Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a Part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

                  Section 1.20. Security.

                  (a) Subject to the Intercreditor Agreement, in order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereof or thereof, the Company will make an assignment of their right, title and interest in and to the Collateral to the Collateral Agent pursuant to the Collateral Documents and to the extent therein provided, no later than the date of the first issuance of the Notes hereunder. At the time the Collateral Documents are executed, the Company will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, the property constituting the Collateral in the manner and form done, or intended to be done, in the Collateral Documents, free and clear of all other Liens whatsoever, except to the extent otherwise provided therein, and (a) will forever warrant and defend the title to the same against the claims of all Persons whatsoever, (b) will execute, acknowledge and deliver to the Collateral Agent such further assignments, transfers, assurances or other instruments as the Collateral Agent may require or request and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Collateral Agent, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and by the Collateral Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this

         Indenture and of the Notes secured hereby, according to the intent and purposes expressed herein and in the Intercreditor Agreement. The Collateral Documents will create a direct and valid Lien on the property constituting the Collateral as set forth in the Collateral Documents.

                  (b) The Company will cause, at its own expense, the Collateral Documents, this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, refiled and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created by the Collateral Documents on all parts of the Collateral and to effectuate and preserve the security of the Noteholders and all rights of the Collateral Agent.

                  The Company shall furnish to the Trustee:

                           (i) promptly after the execution and delivery of the
                  Collateral Documents, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, this Indenture and the assignment of the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that as to the Collateral Documents such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Noteholders and the Collateral Agent hereunder and under the Collateral Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and assignment effective; and

                           (ii) within 30 days after January 1 in each year
                  beginning with January 1, 2003, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Noteholders and the Collateral Agent hereunder and under the Collateral Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and assignment.

                  The release of any Collateral from the terms hereof and of the Collateral Documents pursuant to the terms of the Collateral Documents and the Intercreditor Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof. To the extent applicable, the Company shall cause TIA ss. 314(d) relating to the release of property from the Lien of the Collateral Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an officer of the Company, except in cases in which TIA ss. 314(d) requires that such certificate or opinion be made by an independent person.

                  (c) Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Documents, or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Noteholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or governmental enactment, rule, or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Noteholders or the Collateral Agent).

                                  ARTICLE TWO

                                 SECURITY FORMS

                  Section 2.01. Forms Generally.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

                  The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  Section 2.02. Form of Face of Notes.

                  The form of the face of the Notes shall be substantially as follows:

                                GALAXY CABLE INC.

                               -----------------

                        12% SENIOR SUBORDINATED NOTE DUE
                                 OCTOBER 1, 2006


No. _____________                                            $_________________

                  GALAXY CABLE INC, a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby jointly and severally promise to pay to _________________ or registered assigns, the principal sum of _________________ United States Dollars on October 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon as provided herein. Subject to the immediately following sentence, interest on this Note shall be payable in arrears on and to each Interest Payment Date (as defined below), until the principal hereof is paid or duly provided for. Such interest shall accrue from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of twelve percent (12%) per annum and shall be added to the outstanding principal amount (such additional principal amount from time to time being the "Additional Principal Amount") and shall be deemed to have been paid in the form of Additional Principal Amounts. Any Additional Principal Amount shall accrue interest from the Interest Payment Date on which such Additional Principal Amount was created. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. "Interest Payment Date" means the last Business Day in each of March, June, September and December of each year.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the Corporate Trust Office or agency of the Trustee maintained for that purpose in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                    GALAXY CABLE INC.



                                          By:____________________________
                                                Name:
                                                Title:


                  Section 2.03. Form of Reverse of Note.

                  The form of the reverse of the Notes shall be substantially as follows:

                  1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as their 12% Senior Subordinated Notes due October 1, 2006 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $40,000,000 plus any Additional Principal Amount, which may be issued under an indenture (the "Indenture") dated as of March [___], 2002, between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  2.  Redemption.

                  (a) Optional Redemption. The Company may redeem all or any of the Notes at any time in whole or part for 100% of their principal amount, plus any accrued and unpaid interest to the date of redemption. The Company may redeem the Notes upon not less than 30 days nor more than 60 days' prior notice in whole or in part, and if in part equal to $1,000 or integral multiples thereof.

                  (b) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

                  (c) Partial Redemption. In the event of redemption of the Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued in the name of the Holder hereof upon the cancellation thereof.

                  3. Offers to Purchase. Sections 10.14 and 10.15 of the Indenture provide that following any Asset Sale and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  4. Subordination. The Company's payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in Article 12 of the Indenture, to the prior payment in full of the Company's Senior Indebtedness as defined in the Indenture and this Note is issued subject to such provisions. Each Holder of Notes by accepting the same covenants and agrees that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall be subordinated in accordance with the provisions of Article 12 of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

                  5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  6. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire Indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

                  7. Amendments and Waivers. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  8. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  9. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  10. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


(Print or type assignee's name, address and zip code) and irrevocably appoint


________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:_____________________   Your signature:____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)

                                           By:______________________________
                                              NOTICE:  To be executed by an
                                              executive officer

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount:

                               $__________________

Date:  _________________  Your Signature:_________________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Note)


                                          By:______________________________
                                             NOTICE:  To be executed by an
                                             executive officer

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                  Section 2.04. Form of Trustee's Certificate of Authentication.

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Notes referred to in the within mentioned Indenture.

                                       The Bank of New York,
                                        as Trustee




                                       By:_________________________________
                                             Authorized Signatory

                                  ARTICLE THREE

                                    THE NOTES

                  Section 3.01. Title and Terms.

                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to an aggregate principal amount equal to $40,000,000 plus any Additional Principal Amount, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.14, 10.15, or 11.08.

                  The Notes shall be known and designated as the "12% Senior Subordinated Notes due October 1, 2006" of the Company. The final Stated Maturity of the Notes shall be October 1, 2006. Subject to the immediately following sentence, interest on the Notes shall be payable in arrears on and to each Interest Payment Date, until the principal hereof is paid or duly provided for. Such interest shall accrue from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of twelve percent (12%) per annum and shall be added to the outstanding principal amount (such additional principal amount from time to time being the "Additional Principal Amount") and shall be deemed to have been paid in the form of Additional Principal Amounts. Any Additional Principal Amount shall accrue interest from the Interest Payment Date on which such Additional Principal Amount was created. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Notes offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Sections 2.02(a) and 2.03(a).

                  The Notes shall be redeemable as provided in Article Eleven.

                  At the election of the Company, the entire Indebtedness on the Notes or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

                  Section 3.02. Denominations.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  Section 3.03. Execution, Authentication, Delivery and Dating.

                  The Notes shall be executed on behalf of the Company by an officer of the Company. The signature of any of such officer on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $40,000,000 plus any Additional Principal Amount, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.01.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Section
2.04 duly executed by the Trustee by manual signature of an authorized representative, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other person or shall convey, transfer or lease substantially all of its properties and assets to any person, and the successor person resulting from such consolidation or surviving such merger, or into which Company shall have been merged, or the person which shall have received a conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor person, be exchanged for other Notes executed in the name of the successor person with such changes in terminology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor person, shall authenticate and deliver replacement Notes as specified in such request for the purpose of such exchange. If such Notes shall at any time be authenticated and delivered in any new name of a successor person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Notes, such successor person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent to authenticate Notes on behalf of the Trustee if directed to do so by a Company Order. Each reference in this Indenture to authentication by the Trustee includes authentication by each such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

                  Section 3.04 Temporary Notes.

                  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Registered Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  Section 3.05. Registration, Registration of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.

                  At the option of the Holder, Notes in certificated form may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligations of the Company.

                  Every Note presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.03, 3.04, 9.06, 10.14, 10.15 or 11.08 not involving any transfer.

                  The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

                  When Notes are presented to the Note Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request.

                  Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes.

                  If (a) any mutilated Note is surrendered to the Trustee, or
(b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 3.07. Intentionally Omitted.

                  Section 3.08. Persons Deemed Owners.

                  Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Section 3.09. Cancellation.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's customary procedures unless by a Company Order the Company shall direct that the cancelled Notes be returned to them. The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company.

                  Section 3.10. Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Section 3.11. Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

                  Section 3.12. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. All Notes shall bear identical CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of either series of Notes.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

                  Section 4.01. Company's Option to Effect Defeasance or Covenant Defeasance.

                  The Company may, at its option, at any time terminate certain of the obligations of the Company with respect to Outstanding Notes, as set forth in this Article, and elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in Section 4.04.

                  Section 4.02. Defeasance and Discharge.

                  Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 7.01, 10.01, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

                  Section 4.03. Covenant Defeasance.

                  Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through
10.20 and the provisions of Article Eight shall not apply, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or
(d), but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

                  Section 4.04. Conditions to Defeasance or Covenant Defeasance.


                  The following shall be the conditions to application of either
Section 4.02 or Section 4.03 to the Outstanding Notes:

                  (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) money, in United States dollars, in an amount, or (b) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on Defeased Notes not later than one day before the due date of any payment, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes on the Stated Maturity or otherwise in accordance with the terms of this Indenture and the Notes; provided, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; and provided, further, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the holders of other Indebtedness of the Company;

                  (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01 (h),
         (i) or (j) are concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (3) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company;

                  (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (5) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (6) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred;

                  (7) The Company shall have delivered to the Trustee an Opinion of Counsel in form and substance reasonably acceptable to the Trustee to the effect that (x) the trust funds established pursuant to this Article will not be subject to any rights of any other holders of indebtedness of the Company, and (y) after the day following the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

                  (9) Such deposit shall not violate the subordination provisions of Article Twelve of this Indenture.

                  Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and acceptable to the Trustee.

                  Section 4.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other person that would qualify to act as successor trustee under Article Six, collectively for purposes of this
Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

                  Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants satisfactory to the Trustee expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                  Section 4.06. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

                  Section 5.01. Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of interest on the Notes when the same becomes due and payable and such failure shall continue for 30 days;

                  (b) default in the payment of principal of or premium, if any, on the Notes when and as the same shall become due and payable at Maturity, upon acceleration, optional or mandatory redemption, required repurchase, or otherwise;

                  (c) default in the performance or observance of any term, covenant or agreement contained in Article Eight or Section 10.14 or 10.15;

                  (d) default in the performance or observance of any term, covenant or agreement contained in the Notes or this Indenture (other than a default specified in (a), (b) or (c) above) and continuance of such default for a period of 30 days or more after written notice specifying such default or breach and requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

                  (e) an event of default occurs (after giving effect to any applicable grace or cure period) under any mortgage, indenture or other instrument governing any Indebtedness of the Company or any of its Subsidiaries, if (i) such event of default results from the failure to pay at maturity $5.0 million or more in principal amount of such Indebtedness or (ii) as a result of such event of default the maturity of $5.0 million or more in principal amount of such Indebtedness has been accelerated prior to its Stated Maturity;

                  (f) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5.0 million either individually or in the aggregate, shall be entered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order of decree shall not be in effect;

                  (g) the Company or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case or proceeding;

                           (ii) consents to the making of a Bankruptcy Order in
                  an involuntary case or proceeding or the commencement of any case against it;

                           (iii) consents to the appointment of, or taking
                  possession by, a Custodian of it or for all or substantially all of its property;

                           (iv) makes a general assignment for the benefit of
                  its creditors or files a proposal or other scheme or arrangement involving the rescheduling or composition of its indebtedness;

                           (v) files a petition in bankruptcy or an answer or
                  consent seeking reorganization or relief; or

                           (vi) consents to the filing of a petition in
                  bankruptcy;

                  (h) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any of its Subsidiaries, and such Bankruptcy Order remains unstayed and in effect for 30 consecutive days;

                  (i) a Custodian shall be appointed out of court (other than under any circumstance described in the preceding paragraphs (g) or
         (h)) with respect to the Company or any of its Subsidiaries or with respect to all or any substantial part of the assets or properties of the Company or any of its Subsidiaries, and such appointment shall remain unstayed and in effect for 30 consecutive days;

                  (j) failure on the part of the Company or any responsible officer of the Company, after such responsible officer becomes aware that a Default or an Event of Default has occurred, to notify within 20 days the Trustee of such Default or Event of Default, together with a written statement from the President, Treasurer or Chief Financial Officer of the Company setting forth the details thereof and any action with respect thereto taken by or contemplated to be taken by the Company; or

                  (k) any of the Collateral Documents are found to be invalid or unenforceable in any material respect or not in full force and effect for more than 10 days, or the Company or any Person acting on its behalf denies, disaffirms or disavows liability for any of its obligations or fails to perform any of its obligations under any of the Collateral Documents (other than at such time as the Collateral Documents are no longer in effect in accordance with this Indenture and the Collateral Documents).

                  Section 5.02. Acceleration of Maturity; Rescission and Annulment.
                  If an Event of Default (other than an Event of Default specified in Section 5.01(g), (h) or (i) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding, by notice to the Trustee and the Company, may declare the Outstanding Notes due and payable immediately, in an amount equal to the principal, together with accrued and unpaid interest to the date the Notes become due and payable, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 5.01(g), (h) or (i) above occurs and is continuing, then the principal of all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

                  At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind such declaration of acceleration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i) all amounts paid or advanced by the Trustee under
                  Section 6.07, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                           (ii) all overdue interest on all Notes,

                           (iii) the principal of and premium, if any, on any
                  Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Notes, and

                           (iv) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate then borne by the Notes; and

                  (b) all Events of Default, other than the non-payment of principal of the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

                  Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if:

                  (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days or more, or

                  (b) default is made in the payment of the principal of or premium, if any, on any Note at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders. The Trustee's rights under this Section 5.03 are subject to the Intercreditor Agreement.

                  Section 5.04. Trustee May File Proofs of Claims.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes, or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

                  (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with the terms hereof and of the Intercreditor Agreement;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 5.05. Trustee May Enforce Claims Without Possession of Notes.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  Section 5.06. Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid;

                  First: in accordance with the Intercreditor Agreement for as long as any Designated Senior Indebtedness is outstanding;

                  Second: to the Trustee for amounts due under Section 6.07;

                  Third: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  Fourth: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

                  Fifth: the balance, if any, to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 5.06.

                  Section 5.07. Limitation on Suits.

                  No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;


it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders and subject in any event to the terms of the Intercreditor Agreement.

                  Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture but subject to Article 12 and the Intercreditor Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment, in United States dollars, of the principal of, premium, if any, and interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the respective Redemption Dates) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 5.09. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 5.10. Rights and Remedies Cumulative.

                  Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 5.11. Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 5.12. Control by Majority.

                  The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to liability; and

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 5.13. Waiver of Past Defaults.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

                  (a) in the payment of the principal of, premium, if any, or interest on any Note; or

                  (b) in respect of a covenant or provision under this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  Section 5.14. Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

                  Section 5.15. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 5.16. Unconditional Right of Holders to Institute Certain Suits.

                  Notwithstanding any other provision in this Indenture other than Article 12 and any other provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest on such Note an or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, subject to Article 12 and the Intercreditor Agreement.

                                  ARTICLE SIX

                                  THE TRUSTEE

                  Section 6.01. Certain Duties and Responsibilities.

                  (a) Except during the continuance of an Event of Default,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

                  Section 6.02. Notice of Defaults.

                  Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee; provided, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                  Section 6.03. Certain Rights of Trustee.

                  Subject to Section 6.01 and the provisions of Section 315 of the Trust Indenture Act:

                  (a) the Trustee conclusively may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution thereof;

                  (c) the Trustee may consult, at the expense of the Company, with counsel of its selection and any advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney during the reasonable business hours of the Company;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof.

                  The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and the Intercreditor Agreement, authenticate the Notes and perform its obligations hereunder and thereunder. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  Section 6.05. Trustee and Agents May Hold Notes; Collections; etc.

                  The Trustee, any Paying Agent, Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Sections 6.08 and 6.13 and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

                  Section 6.06. Money Held in Trust.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

                  Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim.

                  The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder as the Trustee and the Company shall agree upon in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07, or any action by the Company, any Holder or any other person. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. To secure the obligations of the Company to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes under this Indenture. All such payments and reimbursements shall be made with interest at the base (Prime) rate charged at the time by the Trustee for loans to commercial customers. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for its reasonable compensation, fees and expenses under this Section 6.07.

                  Section 6.08. Conflicting Interests.

                  The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  Section 6.09. Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000, and have a Corporate Trust Office in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                  (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

                  (c) If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                  (d) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                  (e) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of
         Section 310(b) of the Trust Indenture Act in accordance with Section
         6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to
Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  Section 6.11. Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

                  No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.
                  Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(f). If the Company fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

                  Section 6.12. Successor Trustee by Merger, etc.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

                  In case at the time such successor to the Trustee under this
Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 6.13. Preferential Collection of Claims Against
Company.

                  The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in section 311(b) of that Act. If the present or any future Trustee shall resign or be removed, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

                                 ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  Section 7.01. Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders.

                  (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders; provided, that if and for so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

                  (b) The Company will furnish or cause to be furnished to the Trustee

                           (i) semiannually, a list, in such form as the Trustee
                  may reasonably require, of the names and addresses of the Holders as of such date; and

                  (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

                  Section 7.02. Communications of Holders.

                  Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

                  Section 7.03. Reports by Trustee.

                  Within 60 days after May 15th of each year commencing with the first May 15th following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each report shall be filed with the Company, the Commission and with each national securities exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

                  Section 7.04. Reports by Company.

                  The Company shall file with the Trustee copies of the reports and of the information and documents which the Company are required to provide to any person under Section 10.09.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                 ARTICLE EIGHT

                              SUCCESSOR CORPORATION

                  Section 8.01. When Company May Merge, etc.

                  The Company will not, in a single transaction or a series of transactions, consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the company and its Subsidiaries) to, any other person or persons, or permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

                  (1) either (A) the Company shall be the continuing entity or
         (B) the entity (if other than Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Company as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Notes and the performance and observance of every covenant of the Indenture to be performed or observed on the part of the Company;

                  (2) immediately thereafter, no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving effect to any such transaction or series of transactions involving the incurrence by the Company or any Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Company or such entity could incur, on a pro forma basis after giving effect to such transaction or series of transactions as if it had occurred at the beginning of the most recent four full fiscal quarters ending immediately prior to the date of such transaction or series of transactions, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.11; and

                  (4) immediately thereafter, the Company or other surviving entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions.

                  Section 8.02. Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company in this Indenture and the Notes. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any, and interest on the Notes.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 9.01. Without Consent of Holders.

                  The Company and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency; provided, that such amendment or supplement does not adversely affect the rights of any Holder;

                  (b) to comply with Article Eight;

                  (c) to provide for uncertificated Notes in addition to certificated Notes;

                  (d) to comply with any requirements of the commission in order to effect or maintain the qualification of this Indenture under the
         TIA: or

                  (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

                  Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change under Section 9.01(a) or (e) of the preceding sentence does not adversely affect the rights of any Holder.

                  Section 9.02. With Consent of Holders.

                  Subject to Sections 5.12 and 5.13, the Company and the Trustee shall amend this Indenture, the Notes or the Intercreditor Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

                  Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 5.13, may not:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

                  (ii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in respect of any Asset Sale or modify any of the provisions or definitions with respect thereto;

                  (iii) reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for any supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

                  (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

                  (v) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

                  (vi) modify any of the provisions of this Indenture relating to the subordination of the Notes or otherwise affect the ranking of the Notes in a manner adverse to the holders of the Notes.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

                  The Trustee shall be authorized to release the liens in favor of the Trustee and the Holders pursuant to the Collateral Documents without prior consent of the Holders (a) upon any Asset Sale affecting an asset subject to such liens conducted in compliance with the terms hereof and (b) when required to do so by the terms of the Intercreditor Agreement.

                  Section 9.03. Compliance with Trust Indenture Act.

                  Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect and as applicable to this Indenture.

\

                  Section 9.04. Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under ss. 316(b) of the TIA, to the extent applicable.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses
(i) through (vi) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

                  Section 9.05. Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.06. Trustee May Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. in signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                                  ARTICLE TEN

                                    COVENANTS

                  Section 10.01. Payment of Principal, Premium and Interest.

                  The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                  Section 10.02. Maintenance of Office or Agency.

                  The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  Section 10.03. Money for Note Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of their action or failure so to act.

                  If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 10.04. Corporate Existence.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; provided, further, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

                  Section 10.05. Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

                  Section 10.06. Maintenance of Properties.

                  The Company will cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the Holders.

                  Section 10.07. Insurance.

                  The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated).

                  Section 10.08. Compliance Certificate.

                  (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the

Company's fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company or any of its Subsidiaries that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 10.08(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its chief financial officer (or if the Company does not have a chief financial officer, its principal executive, financial or accounting officer) as to his or her knowledge of the compliance by the Company and its Subsidiaries with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

                  (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

                  (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto.

                  Section 10.09. Reports and Other Information.

                  The Company shall file with the Trustee such reports as may be required by law.

                  In addition, the Company will furnish to each holder who has executed and delivered to it a confidentiality agreement in form and substance reasonably acceptable to it:

                  (a) as soon as available but in any event within 120 days after the end of each fiscal year of the Company, its audited consolidated statement of financial position and related statements of earnings, changes in shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" of like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) as soon as available but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated statement of financial position and related statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each cash in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a financial officer of the Company (i) certifying as to whether, to the best knowledge of such financial officer, a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 10.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and

                  (d) concurrently with each delivery of financial statements under clause (a) above, a letter signed by the accounting firm that reported on such financial statements to the effect that, in the course of the examination upon which their report for such fiscal year was based (but without any special or additional audit procedures for that purpose other than review of the terms and provisions of this Agreement), nothing came to their attention that caused them to believe that there were any Defaults or Events of Default involving accounting matters or, if such accountants became aware of any such Defaults or Events or Default, specifying the nature thereof.

                  Section 10.10. Intentionally Omitted.

                  Section 10.11. Limitations on Indebtedness. (a) The Company will not, and will not permit any Subsidiary, directly or indirectly, to create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur") any Indebtedness (including any Acquired Indebtedness) or issue any Disqualified Equity Interests, except for Permitted Indebtedness; provided, that the Company or any Subsidiary will be permitted to incur Indebtedness or Disqualified Equity Interests in an aggregate principal amount not in excess of an amount equal to $500 times the Eligible Subscriber Base at the time of incurrence (exclusive of Permitted Indebtedness but including Indebtedness outstanding under the Term Loan at the time of such incurrence).

                  (b) The Company will not, and will not permit any Subsidiary, directly or indirectly, to incur any Senior Indebtedness in excess of an amount equal to $500 times the Eligible Subscriber Base at the time of incurrence (exclusive of Permitted Indebtedness but including Indebtedness outstanding under the Term Loan at the time of such incurrence).

                  Section 10.12. Intentionally Omitted.

                  Section 10.13. Limitations on Transactions with Affiliates.

                  The Company will not, and will not permit, cause or suffer any of its Subsidiaries to, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of its Affiliates or any beneficial holder of 10% or more of the Equity Interests of the Company or any officer, director or employee of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), unless such Affiliate Transaction is on terms which are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party.

                  Section 10.14. Disposition of Proceeds of Asset Sales.

                  The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of. The Company or such Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 180 days of receipt thereof to permanently repay Indebtedness or (ii) commit in writing within 180 days of the receipt of such Net Cash Proceeds to acquire properties and capital assets (including franchises and licenses required to own or operate any such assets or properties) to be used in the same line of business being conducted by the Company or any of its Subsidiaries at such time and to incur other capital expenses and so apply such Net Cash Proceeds within 270 days of the receipt thereof.

                  To the extent all or part of the Net Cash Proceeds of any Asset Sale is not so applied or committed to be applied within 180 days of such Asset Sale, or if committed to be applied actually applied within 270 days of such Asset Sale, the Company or any of its Subsidiaries shall, within 270 days of such Asset Sale, make an offer to purchase (an "Asset Sale Offer") from all Holders of Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Net Cash Proceeds, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, that the Company may defer the Asset Sale Offer until there are an aggregate unutilized Net Cash Proceeds from such Asset Sales equal to or in excess of $5.0 million, at which time the entire unutilized amount of such Net Cash Proceeds, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph. The Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent an Asset Sale Offer is oversubscribed, Notes shall be purchased among Holders on a proportionate basis (based on the relative aggregate principal amounts validly tendered for purchase by Holders thereof). To the extent the Asset Sale Offer is not fully subscribed to by the Holders of the Notes, the Company may retain and utilize any unutilized portion of the Net Cash Proceeds for any purpose consistent with the other terms of this Indenture.

                  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Article Eight, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

                  Notwithstanding the foregoing, until all obligations with respect to the Designated Senior Indebtedness are paid in full, the Company or any Restricted Subsidiary may make any Asset Sale not prohibited by any agreements governing the Designated Senior Indebtedness and apply the proceeds from such Asset Sale in accordance with such agreements.

                  Section 10.15. Change of Control.

                  Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall, subject to the provisions described below, purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. Notwithstanding the forgoing, no payments may be made to the Holders pursuant to this Section 10.15 for as long as the Designated Senior Indebtedness remains outstanding.

                  Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (a) that the Change of Control Offer is being made pursuant to this Section 10.15 and that all Notes validly tendered into the Change of Control Offer and not with-drawn will be accepted for payment;

                  (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control offer expires;

                  (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

                  (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                  (h) the instructions that Holders must follow in order to tender their Notes; and

                  (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Trustee pursuant to Section 10.09, a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer, including information regarding the persons acquiring control and such persons' business plans going forward.

                  On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any

Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

                  Section 10.16. Limitations on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness with a Lien on the same assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien except for (i) Liens securing Senior Indebtedness and (ii) Permitted Liens.

                  Section 10.17. Intentionally Omitted.

                  Section 10.18. Limitation on Transfers of Assets to Subsidiaries.

                  The Company will not contribute, sell or otherwise transfer to a Subsidiary any property, plant, equipment, franchise, license or contract constituting part of or used in the operation of the cable television systems owned by the Company on the Issue Date, unless such Subsidiary (i) is a wholly-owned Subsidiary which unconditionally guarantees the obligations of the Company under the Notes and this Indenture, which guarantee may be subordinated in right of payment to Indebtedness of such Subsidiary that would if the Company were an obligor thereon be Senior Indebtedness to the same extent as the Notes are subordinated in right of payment to Senior Indebtedness of the Company and
(ii) executes and delivers to the Collateral Agent such additional Collateral Documents as are requested by the Collateral Agent.

                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

                  Section 11.01. Optional Redemption. The Company may redeem all or any of the Notes at any time in whole or part for 100% of their principal amount, plus any accrued and unpaid interest to the date of redemption. The Company may redeem the Notes upon not less than 30 days nor more than 60 days' prior notice in whole or in part, and if in part equal to $1,000 or integral multiples thereof.

                  Section 11.02. Applicability of Article.

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  Section 11.03. Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Notes pursuant to
Section 11.01 shall be evidenced by a Board Resolution and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

                  Section 11.04. Selection by Trustee of Notes to Be Redeemed.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of a principal amount of $1,000 shall be redeemed in part. If any Note is to be redeemed in part only, a new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the Redemption Date, if the Company does not default in the payment of the Redemption Price, interest will cease to accrue on Notes or portions thereof called for redemption.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  Section 11.05. Notice of Redemption.

                  Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

                  All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

                  (d) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued:

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

                  (g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

                  (h) the CUSIP number, if any, relating to such Notes; and

                  (i) the paragraph of the Notes pursuant to which the Notes are being redeemed.

                  Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

                  The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

                  Section 11.06. Deposit of Redemption Price.

                  On or prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as their own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

                  Section 11.07. Notes Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

                  Section 11.08. Notes Redeemed or Purchased in Part.

                  Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Note Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Note so surrendered that is not redeemed or purchased.

                                 ARTICLE TWELVE

                                  SUBORDINATION

                  Section 12.01. Agreement to Subordinate.

                  The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by such Note is subordinated, in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all obligations in respect of Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

                  Each Noteholder authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate, to acknowledge or effectuate the subordination between the Noteholders and the holders of the Senior Indebtedness as provided in this Article, including, without limitation, execution of the Intercreditor Agreement, and appoints the Trustee its attorney-in-fact for any and all such purposes. The Trustee is authorized with the Collateral Agent to take such action with respect to the Collateral as is provided for in the Intercreditor Agreement.

                  This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

                  Section 12.02. Certain Definitions.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                  "Senior Indebtedness" means any Indebtedness of the Company (including Indebtedness under the Term Loan) unless such Indebtedness expressly provides that it shall not be senior, in right of payment, to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company, (c) Indebtedness consisting of trade payables or other current liabilities (exclusive of Indebtedness for funded debt or borrowed money or relating to or resulting from funded debt or borrowed money), (d) Indebtedness of or amounts owed by Company to employees, (e) any liability for federal, state, local or other taxes owed or owing by Company, (f) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company,
(g) that portion of any Indebtedness which is incurred by Company in violation of this Indenture, (h) amounts owing under leases (other than Capitalized Lease Obligations) or management agreements and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

                  "Designated Senior Indebtedness" is defined as (i) any Indebtedness outstanding under the Term Loan and (ii) any other Senior Indebtedness which is expressly designated as Designated Senior Indebtedness by the terms thereof.

                  A distribution may consist of cash, securities or other property, by set-off or otherwise.

                  Section 12.03. Liquidation; Dissolution; Bankruptcy.

                  Upon any distribution of cash, property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties, or in an assignment for the benefit of creditors or any marshalling of the assets or liabilities of the Company:

                  (1) holders of Senior Indebtedness shall be entitled to receive cash payment in full of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) before Noteholders shall be entitled to receive any cash, property or securities with respect to the Notes (except that Noteholders may receive Reorganization Notes); and

                  (2) until all obligations with respect to Senior Indebtedness (as provided in subsection (1) above) are paid in full, any distribution of cash, properties or securities to which Noteholders would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Noteholders may receive Reorganization Notes).

                  Section 12.04. Default on Designated Senior Indebtedness.

                  (a) Notwithstanding anything to the contrary, until all obligations under the Term Loan have been paid in full, no payment or distribution of cash, property or securities of the Company of any kind or character (other than Reorganization Notes and other than incurrence of obligations to pay Additional Principal Amounts) shall be made by the Company on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Notes.

                  (b) Upon the occurrence of any default in the payment of any Designated Senior Indebtedness, no payment or distribution of any cash, property or securities of the Company of any kind or character (other than Reorganization Notes) shall be made by the Company on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Notes, unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash, or in any other manner acceptable to the holders of Designate Senior Indebtedness.

                  (c) Upon the occurrence of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee from a Representative or the holder of any Designated Senior Indebtedness of written notice of such Non-payment Default, no payment or distribution of any cash, property or securities of the Company of any kind or character (other than Reorganization Notes) may be made by the Company on account of any principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Notes for the period specified below (the "Payment Blockage Period").

                  The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a Representative or the holder of any Designated Senior Indebtedness and shall end on the earliest of (subject to any blockage of payments that may then or thereafter be in effect pursuant to the second preceding paragraph) (x) 179 days after receipt of such notice by the Trustee (provided any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness related thereto shall have been discharged or paid in full and (z) the date such Payment Blockage Period and any Payment Blockage Periods initiated during such period shall have been terminated by written notice to the Trustee from the Representative or the holders of the Designated Senior Indebtedness that have given notice of a Non-payment Default at or after the initiation of such Payment Blockage Period, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period. Any number of notices of events of default may be given during the Payment Blockage Period; provided that during any 365-day consecutive period only one Payment Blockage Period may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days, unless (i) such default has been cured or waived for a period of not less than 90 consecutive days or (ii) the Representative or the holder of Designated Senior Indebtedness seeking to commence such second Payment Blockage period had no knowledge of such existing or continuing Non-payment Default.

                  Section 12.05. Acceleration of Notes.

                  If payment of the Notes may be accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness or their Representatives of the Event of Default.

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration, which acceleration shall be taken in accordance with the provisions of Section 5.02.

                  Section 12.06. When Distribution Must Be Paid Over.

                  In the event that the Trustee or any Noteholder receives any cash, property or securities with respect to the Notes at a time when a Responsible Officer of the Trustee has actual knowledge that such receipt is prohibited by Section 12.04, such cash, property or securities shall be held by the Trustee or such Noteholder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon writing request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  If a distribution is made to the Trustee or any Noteholder that because of this Article should not have been made to it, the Trustee or such Noteholder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Indebtedness as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Noteholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

                  Section 12.07. Notice by the Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to them that would cause a payment of any obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to Senior indebtedness as provided in this Article.

                  Section 12.08. Subrogation.

                  After all Senior Indebtedness is paid in full and until the Notes are paid in full, Noteholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Noteholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on its Senior Indebtedness.

                  Section 12.09. Relative Rights.

                  This Article defines the relative rights of Noteholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

                  (2) affect the relative rights of Noteholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                  (3) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Noteholders.

                  If the Company fails because of this Article to pay principal of or interest on a Note on any date on which such payment is due, the failure to so pay shall nonetheless constitute a Default or Event of Default.

                  Section 12.10. Subordination May Not Be Impaired by the
Company.

                  No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

                  Section 12.11. Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of cash, property or securities referred to in this Article, the Trustee and the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Noteholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                  Section 12.12. Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that could prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article. Only the Company or a Representative of a holder of Senior Indebtedness may give the notice. Nothing in this Article shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.07.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.

                  Section 12.13. Authorization to Effect Subordination.

                  Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the Subordination as provided in this Article, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes.

                  Section 12.14. Amendments.

                  The provisions of this Article shall not be amended or modified without the written consent of the holders of at least a majority of the outstanding principal amount of all

Senior Indebtedness; provided, that if some but not all classes of Senior Debt consent to any amendment or modification, such amendment or modification shall be effective with respect to each consenting class.

                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE

                  Section 13.01. Satisfaction and Discharge of Indenture.

                  This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company's obligations under Section 6.07, and the Trustee's and Paying Agent's obligations under Section 4.06) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a) either

                           (i) all Notes theretofore authenticated and
                  delivered, (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment in United States dollars has theretofore been irrevocably deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                           (ii) all such Notes not theretofore delivered to the
                  Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

                  (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (c) Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and that such deposit does not violate Article Twelve.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause
(a)(ii) of this Section 13.01, the obligations of the Trustee under Section
13.02 and the last paragraph of Section 10.03 shall survive.

                  Section 13.02. Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as their own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       GALAXY CABLE INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       THE BANK OF NEW YORK, as Trustee



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


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